United States Securities and Exchange Commission
                           Washington, D.C.  20549

                                   FORM 8-K
            Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 22, 1998
                               (March 21, 1998)

                        Commission file number 1-5558


                             Katy Industries, Inc.
            (Exact name of registrant as specified in its charter)

               Delaware                         75-1277589
       (State of Incorporation)    (IRS Employer Identification Number)


          6300 S. Syracuse #300, Englewood, Colorado           80111
           (Address of Principal Executive Offices)          (Zip Code)


      Registrant's telephone number, including area code: (303) 290-9300



 (Former name or former address, if changed since last report) Not applicable


                            Item 5.  Other Events
                            ---------------------

               On May 21, 1998, Katy Industries, Inc. Filed the
             Following Press Release Regarding the Acquisition of
                      Noma Consumer Electrical Division



May 21, 1998 - Katy Industries, Inc. (NYSE:KT) announced that it has acquired the Noma Consumer Electrical Division, ("CE Division"), of Noma Industries, Limited. Katy purchased the business and assets of the CE Division including a 210,000 square foot manufacturing and distribution facility in Toronto, Ontario, Canada which Katy intends to maintain.

The CE Division is a North American leader in the design, manufacturing and marketing of a wide variety of consumer corded products including low voltage garden lighting, extension cords, multiple outlet and surge strips, specialty cord products, automotive products and electronic timers. Sales for the CE Division are approximately $60,000,000 (Cdn).

John R. Prann, Jr., President and CEO stated, "The addition of the
CE Division is a major acquisition and will complement our existing electrical business at Woods Industries. The CE Division will be a unique strategic alliance with Woods and allows us manufacturing capabilities for surge protectors, timers and garden lights in North America. This will allow us to continue to strive to be the low-cost producer of all of our consumer corded products."

Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronic and Maintenance Products.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Katy Industries, Inc.
                                                 ---------------------
                                                     (Registrant)

                                                 By /S/ John R. Prann, Jr.
                                                 -------------------------
                                                 John R. Prann, Jr.
                                                 Chief Executive Officer
   Date  May 22, 1998